UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2006

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Omnicell, Inc. (the “Company”) has entered into an offer letter with Renee M. Luhr, the Company’s new Vice President of Sales, setting forth Ms. Luhr’s compensation and certain severance benefits.

Ms. Luhr will be compensated at an initial salary of $200,000 per annum, and will receive an option to purchase 100,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which option shall vest over a period of four years, with 25% of the shares vesting on the one-year anniversary of the date of grant and the balance of the shares vesting ratably monthly thereafter. Ms. Luhr will also be eligible for cash bonuses in amounts equal to the aggregate of up to 50% of her annual salary based on the achievement of Company and personal performance objectives, subject to changes at the discretion of the Company. In addition, Ms. Luhr will be entitled to severance pay equal to six months’ base salary if she is terminated without cause, and shall be entitled to severance pay equal to twelve months’ base salary and full vesting of her stock options if terminated without cause or constructively terminated following a change of control of the Company.

A copy of the offer letter between the Company and Ms. Luhr is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Offer letter, dated March 6, 2006, between Omnicell and Renee M. Luhr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 15, 2006	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Offer letter, dated March 6, 2006, between Omnicell and Renee M. Luhr.